Exhibit 99.1

GLOBAL NET LEASE CONTINUES LEASING MOMENTUM INTO THE FOURTH QUARTER

NEW YORK – December 4, 2023 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today that it completed approximately 1.7 million square feet of leasing activity, comprised of over 313,000 square feet of multi-tenant assets and nearly 1.4 million square feet of single-tenant assets since September 30, 2023.

Within the multi-tenant segment, the Company signed four new leases totaling nearly 82,000 square feet, that will generate over $1.2 million in annualized straight-line rent with a weighted average lease term of 12.8 years. Additionally, the Company signed 19 lease renewals totaling approximately 232,000 square feet, and over $3.1 million in annualized straight-line rent. Leasing spreads on renewals were 3.4% higher than the expiring rent.

Within the single-tenant segment, the Company signed 12 lease renewals totaling approximately 1.4 million square feet and will contribute $7.9 million in annualized straight-line rent. Leasing spreads on renewals were 9.8% higher than the expiring rent.

“Our asset management platform continues to have success leasing up available space at our properties and renewing near-term lease expirations with our existing tenants on favorable terms,” said Michael Weil, Co-CEO of GNL. “The significant leasing interest we’re seeing from high-quality tenants across the entire portfolio provides a highly predictable base of rental income that will provide stability and durability to our business. We are continuing to focus on organically increasing NOI through expense management and occupancy growth while simultaneously executing on strategic dispositions initiatives.”

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of GNL's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with the recently completed merger with The Necessity Retail REIT, Inc. and the internalization of GNL's property management and advisory functions; the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on GNL, GNL's tenants and the global economy and financial markets; that any potential future acquisition by GNL is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements are set forth in the Risk Factors section of GNL's most recent Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, respectively and , and all other filings with the Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in GNL's subsequent reports. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020